UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 31, 2012

IMH Financial Corporation

__________________________________________

(Exact name of registrant as specified in charter)

Delaware	000-52611	81-0624254
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 N. Scottsdale Rd., Suite # 5000 Scottsdale, Arizona		85251
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(480) 840-8400

N/A

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.        Other Events

On January 31, 2012, IMH Financial Corporation ("IMH") reached a tentative settlement in principle to resolve all claims asserted by the plaintiffs in the putative class action lawsuit captioned In re IMH Secured Loan Fund Unitholders Litigation (“Litigation”), pending in the Court of Chancery in the State of Delaware against IMH, certain affiliated and predecessor entities, and certain former and current officers and directors of IMH, other than the claims of one plaintiff. The tentative settlement in principle, memorialized in a Memorandum of Understanding (“MOU”), is subject to certain class certification conditions, confirmatory discovery and final court approval (including a fairness hearing). The MOU contemplates a full release and settlement of all claims, other than the claims of the one non-settling plaintiff, against IMH and the other defendants in connection with the claims made in the Litigation.

The following are some of the key elements of the tentative settlement:

•	IMH will offer $20.0 million of 4% five-year subordinated notes to members of the Class in exchange for 2,493,765 shares of IMH common stock at an exchange rate of $8.02 per share

•	IMH will offer to Class members that are accredited investors $10.0 million of convertible notes with the same economic terms as the convertible notes previously issued to NWRA Ventures I, LLC

•	IMH will deposit $1.645 million in cash into a settlement escrow account (less $300,000 to be held in a reserve escrow account that is available for use by IMH to fund its defense costs for other unresolved litigation) which will be distributed (after payment of notice and administration costs and any amounts awarded by the Court for attorneys' fees and expense) to Class members in proportion to the number of IMH shares held by them as of June 23, 2010

•	IMH will enact certain agreed upon corporate governance enhancements, including the appointment of two independent directors to the IMH board of directors upon satisfaction of certain conditions (but in no event prior to December 31, 2012) and the establishment of a five-person investor advisory committee (which may not be dissolved until such time as IMH has established a seven-member board of directors with at least a majority of independent directors)

•	provides additional restrictions on the future sale or redemption of IMH common stock held by certain IMH executive officers

IMH has vigorously denied, and continues to vigorously deny, that it has committed any violation of law or engaged in any of the wrongful acts that were alleged in the Litigation, but believes it is in the best interests of IMH and its stockholders to eliminate the burden and expense of further litigation and to put the claims that were or could have been asserted to rest.

There can be no assurance that the court will approve the tentative settlement in principle. Further, the judicial process to ultimately settle this action is estimated to take a minimum of six to nine months or longer. If not approved, the tentative settlement as outlined in the MOU may be terminated and IMH will continue to vigorously defend this action. The foregoing description of the tentative settlement in principle and MOU are qualified in their entirety by reference to the MOU which is attached as Exhibit 99.1 and incorporated by reference in this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Memorandum of Understanding

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 6, 2012
IMH FINANCIAL CORPORATION

	By:	/s/ William Meris
William Meris
President